EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 28, 2004 to this Registration Statement on Form SB-2 and related prospectus of eLinear, Inc. for the registration of shares of its common stock.



/s/ Lopez, Blevins, Bork and Associates, LLP
Houston, Texas
December 8, 2004



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